Exhibit 4.1

SUPPLEMENTAL INDENTURE

Dated as of January 1, 2025

To

Indenture of Mortgage and Deed of Trust

Dated as of May 1, 1921

as Amended and Restated

as of April 7, 2005

THE CONNECTICUT LIGHT AND POWER COMPANY

doing business as EVERSOURCE ENERGY

TO

DEUTSCHE BANK TRUST COMPANY AMERICAS

(f/k/a BANKERS TRUST COMPANY),

Trustee

4.95% First and Refunding Mortgage Bonds, 2025 Series A, due 2030

THE CONNECTICUT LIGHT AND POWER COMPANY

doing business as EVERSOURCE ENERGY
Supplemental Indenture, Dated as of January 1, 2025

SUPPLEMENTAL INDENTURE, dated as of January 1, 2025, between THE CONNECTICUT LIGHT AND POWER COMPANY, doing business as Eversource Energy, a corporation organized and existing under the laws of the State of Connecticut (hereinafter called “Company”), and DEUTSCHE BANK TRUST COMPANY AMERICAS (f/k/a BANKERS TRUST COMPANY), a corporation organized and existing under the laws of the State of New York (hereinafter called “Trustee”).

WHEREAS, the Company heretofore duly executed, acknowledged and delivered to the Trustee a certain Indenture of Mortgage and Deed of Trust dated as of May 1, 1921, and ninety-four Supplemental Indentures thereto dated respectively as of May 1, 1921, February 1, 1924, July 1, 1926, June 20, 1928, June 1, 1932, July 1, 1932, July 1, 1935, September 1, 1936, October 20, 1936, December 1, 1936, December 1, 1938, August 31, 1944, September 1, 1944, May 1, 1945, October 1, 1945, November 1, 1949, December 1, 1952, December 1, 1955, January 1, 1958, February 1, 1960, April 1, 1961, September 1, 1963, April 1, 1967, May 1, 1967, January 1, 1968, October 1, 1968, December 1, 1969, January 1, 1970, October 1, 1970, December 1, 1971, August 1, 1972, April 1, 1973, March 1, 1974, February 1, 1975, September 1, 1975, May 1, 1977, March 1, 1978, September 1, 1980, October 1, 1981, June 30, 1982, October 1, 1982, July 1, 1983, January 1, 1984, October 1, 1985, September 1, 1986, April 1, 1987, October 1, 1987, November 1, 1987, April 1, 1988, November 1, 1988, June 1, 1989, September 1, 1989, December 1, 1989, April 1, 1992, July 1, 1992, October 1, 1992, July 1, 1993, July 1, 1993, December 1, 1993, February 1, 1994, February 1, 1994, June 1, 1994, October 1, 1994, June 1, 1996, January 1, 1997, May 1, 1997, June 1, 1997, June 1, 1997, May 1, 1998, May 1, 1998, September 1, 2004, September 1, 2004, April 1, 2005, June 1, 2006, March 1, 2007, September 1, 2007, May 1, 2008, February 1, 2009, October 1, 2011, January 1, 2013, April 1, 2014, May 1, 2015, November 1, 2015, March 1, 2017, August 1, 2017, March 1, 2018, March 1, 2019, September 1, 2019, December 1, 2020, June 1, 2021, January 1, 2023, July 1, 2023, January 1, 2024 and August 1, 2024 (said Indenture of Mortgage and Deed of Trust (i) as heretofore amended, including as amended and restated in its entirety on April 7, 2005, being hereinafter generally called the “Mortgage Indenture,” and (ii) together with said Supplemental Indentures thereto, the “Mortgage”), all of which have been duly recorded as required by law, for the purpose of securing its First and Refunding Mortgage Bonds (of which $5,130,000,000 aggregate principal amount are outstanding at the date of this Supplemental Indenture) in an unlimited amount, issued and to be issued for the purposes and in the manner therein provided, of which Mortgage this Supplemental Indenture is intended to be made a part, as fully as if therein recited at length;

WHEREAS, the Company, by appropriate and sufficient corporate action in conformity with the provisions of the Mortgage, has duly determined to create a further series of bonds under the Mortgage to be designated “4.95% First and Refunding Mortgage Bonds, 2025 Series A, due 2030” (hereinafter generally referred to as the “bonds of 2025 Series A”), to consist of fully registered bonds containing terms and provisions duly fixed and determined by the Board of Directors of the Company and expressed in this Supplemental Indenture, such fully registered bonds and the Trustee’s certificate of its authentication thereof to be substantially in the forms thereof respectively set forth in Schedule A appended hereto and made a part hereof; and

WHEREAS, the execution and delivery of this Supplemental Indenture and the issue of not in excess initially of Four Hundred Million Dollars ($400,000,000) in aggregate principal amount of bonds of 2025 Series A and other necessary actions have been duly authorized by the Board of Directors of the Company; and

WHEREAS, the Company has purchased, constructed or otherwise acquired certain additional property not specifically described in the Mortgage but which is and is intended to be subject to the lien thereof, and proposes specifically to subject such additional property to the lien of the Indenture at this time; and

WHEREAS, the Company proposes to execute and deliver this Supplemental Indenture to provide for the issue of the bonds of 2025 Series A, to subject such additional property to the lien of the Mortgage and to confirm the lien of the Mortgage on the Property referred to below, all as permitted by Sections 401 and 1301(d) and (f) of the Mortgage Indenture; and

WHEREAS, all acts and things necessary to constitute this Supplemental Indenture a valid, binding and legal instrument and to make the bonds of 2025 Series A, when executed by the Company and authenticated by the Trustee, the valid, binding and legal obligations of the Company have been authorized and performed;

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE OF MORTGAGE AND DEED OF TRUST WITNESSETH:

That in order to secure the payment of the principal of and interest on all bonds issued and to be issued under the Mortgage, according to their tenor and effect, and according to the terms of the Mortgage and this Supplemental Indenture, and to secure the performance of the covenants and obligations in said bonds and in the Mortgage and this Supplemental Indenture respectively contained, and for the better assuring and confirming unto the Trustee, its successor or successors and its or their assigns, upon the trusts and for the purposes expressed in the Mortgage and this Supplemental Indenture, all and singular the hereditaments, premises, estates and property of the Company thereby conveyed or assigned or intended so to be, or which the Company may thereafter have become bound to convey or assign to the Trustee, as security for said bonds (except such hereditaments, premises, estates and property as shall have been disposed of or released or withdrawn from the lien of the Mortgage and this Supplemental Indenture, in accordance with the provisions thereof and subject to alterations, modifications and changes in said hereditaments, premises, estates and property as permitted under the provisions thereof), the Company, for and in consideration of the premises and the sum of One Dollar ($1.00) to it in hand paid by the Trustee, the receipt whereof is hereby acknowledged, and of other valuable considerations, has granted, bargained, sold, assigned, mortgaged, pledged, transferred, set over, aliened, enfeoffed, released, conveyed and confirmed, and by these presents does grant, bargain, sell, assign, mortgage, pledge, transfer, set over, alien, enfeoff, release, convey and confirm unto said Deutsche Bank Trust Company Americas (f/k/a Bankers Trust Company), as Trustee, and its successor or successors in the trusts created by the Mortgage and this Supplemental Indenture, and its and their assigns, all of said hereditaments, premises, estates and property (except and subject as aforesaid), as fully as though described at length herein, including, without limitation of the foregoing, the property, rights and privileges of the Company described or referred to in Schedule B hereto.

Together with all plants, buildings, structures, improvements and machinery located upon said real estate or any portion thereof, and all rights, privileges and easements of every kind and nature appurtenant thereto, and all and singular the tenements, hereditaments and appurtenances belonging to the real estate or any part thereof described or referred to in Schedule B or intended so to be, or in any wise appertaining thereto, and the reversions, remainders, rents, issues and profits thereof, and also all the estate, right, title, interest, property, possession, claim and demand whatsoever, as well in law as in equity, of the Company, of, in and to the same and any and every part thereof, with the appurtenances; except and subject as aforesaid.

TO HAVE AND TO HOLD all and singular the property, rights and privileges hereby granted or mentioned or intended so to be, together with all and singular the reversions, remainders, rents, revenues, income, issues and profits, privileges and appurtenances, now or hereafter belonging or in any way appertaining thereto, unto the Trustee and its successor or successors in the trust created by the Mortgage and this Supplemental Indenture, and its and their assigns, forever, and with like effect as if the above described property, rights and privileges had been specifically described at length in the Mortgage and this Supplemental Indenture.

Subject, however, to Permitted Liens, as defined in the Mortgage Indenture.

IN TRUST, NEVERTHELESS, upon the terms and trusts of the Mortgage and this Supplemental Indenture for those who shall hold the bonds and coupons issued and to be issued thereunder, or any of them, without preference, priority or distinction as to lien of any of said bonds and coupons over any others thereof by reason of priority in the time of the issue or negotiation thereof, or otherwise howsoever, subject, however, to the provisions in reference to extended, transferred or pledged coupons and claims for interest set forth in the Mortgage and this Supplemental Indenture (and subject to any sinking fund that may heretofore have been or hereafter be created for the benefit of any particular series).

And it is hereby covenanted that all such bonds of 2025 Series A are to be issued, authenticated and delivered, and that the mortgaged premises are to be held by the Trustee, upon and subject to the trusts, covenants, provisions and conditions and for the uses and purposes set forth in the Mortgage and this Supplemental Indenture and upon and subject to the further covenants, provisions and conditions and for the uses and purposes hereinafter set forth, as follows, to wit:

ARTICLE 1.

FORM AND PROVISIONS OF BONDS OF 2025 SERIES A

SECTION 1.01.       Designation; Amount. The bonds of 2025 Series A shall be designated “4.95% First and Refunding Mortgage Bonds, 2025 Series A, due 2030” and shall initially be authenticated in the aggregate principal amount of Four Hundred Million Dollars ($400,000,000). The initial issue of the bonds of 2025 Series A may be effected upon compliance with the applicable provisions of the Mortgage Indenture. Additional bonds of 2025 Series A, without limitation as to amount, having the same terms and conditions as the bonds of 2025 Series A (except for the date of original issuance, the offering price and, if applicable, the initial interest payment date) may also be issued by the Company without the consent of the holders of the bonds of 2025 Series A, pursuant to a separate supplemental indenture related thereto. Such additional bonds of 2025 Series A shall be part of the same series as the bonds of 2025 Series A.

SECTION 1.02.       Form of Bonds of 2025 Series A. The bonds of 2025 Series A shall be issued only in fully registered form without coupons in minimum denominations of Two Thousand Dollars ($2,000) and integral multiples of One Thousand Dollars ($1,000) thereafter.

The bonds of 2025 Series A and the certificate of the Trustee upon said bonds shall be substantially in the forms thereof respectively set forth in Schedule A appended hereto.

SECTION 1.03.       Provisions of Bonds of 2025 Series A; Interest Accrual. The bonds of 2025 Series A shall mature on January 15, 2030, and shall bear interest, including on overdue interest, payable semiannually on January 15 and July 15 of each year, commencing July 15, 2025, at the rate specified in their title, until the Company’s obligation in respect of the principal thereof shall be discharged; and shall be payable both as to principal and interest at the office or agency of the Company in the Borough of Manhattan, New York, New York, in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts. The interest on the bonds of 2025 Series A, whether in temporary or definitive form, shall be payable without presentation of such bonds; and only to or upon the written order of the registered holders thereof of record at the applicable record date (as hereinafter defined). The bonds of 2025 Series A shall be callable for redemption in whole or in part according to the terms and provisions herein in Article 2.

Each bond of 2025 Series A authenticated in accordance with the terms of this Supplemental Indenture shall be dated as of January 13, 2025 and shall bear interest on the principal amount thereof from the interest payment date next preceding the date of authentication thereof by the Trustee to which interest has been paid on the bonds of 2025 Series A, or if the date of authentication thereof is prior to July 15, 2025, then from January 13, 2025, or if the date of authentication thereof be an interest payment date to which interest is being paid or a date between the record date for any such interest payment date and such interest payment date, then from such interest payment date. Interest on the bonds of 2025 Series A shall be computed on the basis of a 360-day year consisting of twelve 30-day months, and with respect to any period less than a full month, on the basis of the actual number of days elapsed in such period.

The person in whose name any bond of 2025 Series A is registered at the close of business on any record date with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date notwithstanding the cancellation of such bond upon any registration of transfer or exchange thereof subsequent to the record date and prior to such interest payment date, except that if and to the extent the Company shall default in the payment of the interest due on such interest payment date, then such defaulted interest shall be paid to the person in whose name such bond is registered on a subsequent record date for the payment of defaulted interest if one shall have been established as hereinafter provided and otherwise on the date of payment of such defaulted interest. A subsequent record date may be established by the Company by notice mailed to the owners of bonds of 2025 Series A not less than ten (10) days preceding such record date, which record date shall not be more than thirty (30) days prior to the subsequent interest payment date. The term “record date” as used in this Section with respect to any regular interest payment (i.e., January 15 or July 15) shall mean the January 1 or July 1, as the case may be, next preceding such interest payment date, or if such January 1 or July 1 shall be a legal holiday or a day on which banking institutions in the Borough of Manhattan, New York, New York are authorized by law to close, the next preceding day which shall not be a legal holiday or a day on which such institutions are so authorized to close.

SECTION 1.04.       Transfer and Exchange of Bonds of 2025 Series A The bonds of 2025 Series A may be surrendered for registration of transfer as provided in Section 305 of the Mortgage Indenture at the office or agency of the Company in the Borough of Manhattan, New York, New York, and may be surrendered at said office for exchange for a like aggregate principal amount of bonds of 2025 Series A of other authorized denominations. Notwithstanding the provisions of Section 305 of the Mortgage Indenture, no charge, except for taxes or other governmental charges, shall be made by the Company for any registration of transfer of bonds of 2025 Series A or for the exchange of any bonds of 2025 Series A for bonds of other authorized denominations.

SECTION 1.05.       Consent to Amendment and Restatement of Mortgage Indenture. Each holder of a bond of 2025 Series A, solely by virtue of its acquisition thereof, including as an owner of a book-entry interest therein, shall have and be deemed to have consented, without the need for any further action or consent by such holder, to the amendment and restatement of the Mortgage Indenture in the form set forth in Schedule C to the Supplemental Indenture dated as of April 1, 2005.

ARTICLE 2.

REDEMPTION OF BONDS OF 2025 SERIES A

SECTION 2.01.       Redemption of Bonds of 2025 Series A. Prior to the Par Call Date, the Company may redeem the bonds of 2025 Series A at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount of the bonds of 2025 Series A to be redeemed and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest on the bonds of 2025 Series A discounted to the redemption date (assuming the bonds of 2025 Series A matured on the Par Call Date) on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 10 basis points less (b) interest accrued to the date of redemption, or

(2) 100% of the principal amount of the bonds of 2025 Series A being redeemed,

plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.

On or after the Par Call Date the Company may redeem the bonds of 2025 Series A at its option in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the bonds of 2025 Series A being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

SECTION 2.02.      Definitions Applicable to Redemption Provisions. The terms which follow, when used in this Supplemental Indenture, shall have the following meanings:

“Par Call Date” means December 15, 2029 (the date that is one month prior to the maturity date of the bonds of 2025 Series A).

“Treasury Rate” means, with respect to any redemption date, the rate per annum determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date, and one with a maturity date following the Par Call Date the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. The Trustee shall have no responsibility to calculate the redemption price.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of bonds of 2025 Series A to be redeemed.

In the case of a partial redemption, selection of the bonds of 2025 Series A for redemption will be made by lot or pursuant to the applicable depositary’s procedures. No bonds of a principal amount of $2,000 or less will be redeemed in part. If any bond of 2025 Series A is to be redeemed in part only, the notice of redemption that relates to the bonds of 2025 Series A will state the portion of the principal amount of the bond of 2025 Series A to be redeemed. A new bond of 2025 Series A in a principal amount equal to the unredeemed portion of such bond of 2025 Series A will be issued in the name of the holder of the bond of 2025 Series A upon surrender for cancellation of the original bond of 2025 Series A. For so long as the bonds of 2025 Series A are held by DTC (or another depositary), the redemption of the bonds of 2025 Series A shall be done in accordance with the policies and procedures of the depositary.

On and after the redemption date interest will cease to accrue on the bonds of 2025 Series A or portions thereof called for redemption. Prior to any redemption date, the Company is required to deposit with a paying agent money sufficient to pay the redemption price of and accrued interest on the bonds of 2025 Series A to be redeemed on such date.

Any redemption may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, the completion or occurrence of a related transaction or event, as the case may be, and any notice of redemption made in connection with a related transaction or event may, at the Company’s discretion, be given prior to the completion or the occurrence thereof. If such redemption is subject to satisfaction of one or more conditions precedent, such notice will describe each such condition, and if applicable, will state that, at the Company’s discretion, the redemption date may be delayed until such time (including more than 60 days after the date the notice of redemption was mailed or delivered, including by electronic transmission) as any or all such conditions are satisfied (or waived by the Company in its sole discretion), or that such redemption may not occur and such notice may be rescinded in the event that any or all such conditions are not satisfied (or waived by the Company in its sole discretion) by the redemption date, or by the redemption date as so delayed, or that such notice may be rescinded at any time in the Company’s discretion if in its good faith judgment any or all of such conditions will not be satisfied. If any such condition precedent has not been satisfied, the Company shall provide written notice prior to the close of business on the business day immediately prior to the redemption date. Upon receipt of such notice, the notice of redemption shall be rescinded or delayed, and the redemption of the bonds of 2025 Series A shall be rescinded or delayed as provided in such notice.

ARTICLE 3.

AMENDMENT OF MORTGAGE INDENTURE

SECTION 3.01.      Amendment to Section 1606 of the Mortgage Indenture. Section 1606 of the Mortgage Indenture is hereby amended by deleting clause (iv) of Section 1606(a) in its entirety and replacing it with the following clause (iv):

“      (iv) an Opinion of Counsel to the effect that the certificates and other instruments which have been or are therewith delivered to the Trustee conform to the requirements of this Mortgage, and that all conditions precedent herein provided for relating to such withdrawal have been complied with.”

SECTION 3.02.      Applicability of Amendment to Mortgage Indenture. Except as provided in Section 3.01 hereof, each and every term and condition contained in this Supplemental Indenture that modifies, amends or supplements the terms and conditions of the Mortgage Indenture shall apply only to the bonds of 2025 Series A and not to any other Securities under the Mortgage Indenture. Except as specifically amended and supplemented by, or to the extent inconsistent with this Supplemental Indenture, the Mortgage Indenture shall remain in full force and effect and is hereby ratified and confirmed.

ARTICLE 4.

MISCELLANEOUS

SECTION 4.01.      Benefits of Supplemental Indenture and Bonds of 2025 Series A. Nothing in this Supplemental Indenture, or in the bonds of 2025 Series A, expressed or implied, is intended to or shall be construed to give to any person or corporation other than the Company, the Trustee and the holders of the bonds and interest obligations secured by the Mortgage and this Supplemental Indenture, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or of any covenant, condition or provision herein contained. All the covenants, conditions and provisions hereof are and shall be for the sole and exclusive benefit of the Company, the Trustee and the holders of the bonds and interest obligations secured by the Mortgage and this Supplemental Indenture.

SECTION 4.02.      Effect of Table of Contents and Headings. The table of contents and the description headings of the several Articles and Sections of this Supplemental Indenture are inserted for convenience of reference only and are not to be taken to be any part of this Supplemental Indenture or to control or affect the meaning, construction or effect of the same.

SECTION 4.03.      Counterparts. For the purpose of facilitating the recording hereof, this Supplemental Indenture may be executed in any number of counterparts, each of which shall be and shall be taken to be an original and all collectively but one instrument.

IN WITNESS WHEREOF, The Connecticut Light and Power Company, doing business as Eversource Energy, has caused these presents to be executed by its Assistant Treasurer-Corporate Finance and Cash Management and its corporate seal to be hereunto affixed, duly attested by its Secretary, and Deutsche Bank Trust Company Americas has caused these presents to be executed and its corporate seal to be hereunto affixed by Deutsche Bank National Trust Company, its authorized signatory, by a Vice President and an Assistant Vice President, duly attested by a Vice President, as of the day and year first above written.

[The remainder of this page left blank intentionally; signature pages follow.]

Attest:	THE CONNECTICUT LIGHT AND POWER COMPANY doing business as EVERSOURCE ENERGY

/s/ Florence J. Iacono	By:	/s/ Emilie G. O’Neil
Florence J. Iacono		Emilie G. O’Neil
Secretary		Assistant Treasurer-Corporate Finance and Cash Management

(SEAL)		Signed, sealed and delivered in the presence of:

/s/Susan Jacobellis
/s/ Paula M. Guerard

COMMONWEALTH OF MASSACHUSETTS	)
) ss.:
COUNTY OF	)

On this __ day of __________, 2025, before the undersigned officer, personally appeared Emilie G. O’Neil and Florence J. Iacono who acknowledged themselves to be the Assistant Treasurer–Corporate Finance and Cash Management, and the Secretary, respectively, of THE CONNECTICUT LIGHT AND POWER COMPANY, doing business as EVERSOURCE ENERGY, a Connecticut corporation, and that they, as such Assistant Treasurer-Corporate Finance and Cash Management, and such Secretary, being authorized so to do, executed the foregoing instrument for the purpose therein contained, by signing the name of the corporation by themselves as the Assistant Treasurer-Corporate Finance and Cash Management, and the Secretary, and as their free act and deed.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

/s/ Cheri Sullivan
Notary Public
My commission expires: February 3, 2028.

(SEAL)

Attest:	DEUTSCHE BANK TRUST COMPANY AMERICAS f/k/a BANKERS TRUST COMPANY, TRUSTEE

/s/ Sebastian Hidalgo	By:	/s/ Chris Niesz
Name: Sebastian Hidalgo		Director
Title: Assistant Vice President
	By:	/s/ Kenneth R. Ring
Director

(SEAL)		Signed, sealed and delivered in the presence of:

/s/ Peter Bono
/s/ Carol Ng

STATE OF NEW york	)
) ss.:
COUNTY OF new York	)

On this ____ day of __________, 2025, before the undersigned officer, personally appeared ________________________ and ________________________, acknowledged themselves to be _________________, as authorized signatory for DEUTSCHE BANK TRUST COMPANY AMERICAS f/k/a BANKERS TRUST COMPANY, a corporation, and that they, as officers, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by themselves as Associates, and as their free act and deed.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

/s/ Annie Jaghatspanyan
Notary Public
My commission expires: September 3, 2027.

(SEAL)

SCHEDULE A

[FORM OF BOND OF 2025 SERIES A]

CUSIP No. 207597 ET8

No. 1	$400,000,000

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE MORTGAGE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE MORTGAGE AND HEREIN, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

Unless this Global Security is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to The Connecticut Light and Power Company or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

THE CONNECTICUT LIGHT AND POWER COMPANY

doing business as EVERSOURCE ENERGY

Incorporated under the Laws of the State of Connecticut

4.95% FIRST AND REFUNDING MORTGAGE BOND, 2025 SERIES A,

DUE 2030

PRINCIPAL DUE JANUARY 15, 2030

FOR VALUE RECEIVED, THE CONNECTICUT LIGHT AND POWER COMPANY, doing business as EVERSOURCE ENERGY, a corporation organized and existing under the laws of the State of Connecticut (hereinafter called the Company), hereby promises to pay to Cede & Co., or registered assigns, the principal sum of Four Hundred Million Dollars ($400,000,000), on January 15, 2030 and to pay interest, including overdue interest, on said sum, semiannually in arrears on January 15 and July 15 of each year, commencing July 15, 2025 until the Company’s obligation with respect to said principal sum shall be discharged, at the rate per annum specified in the title of this bond from the interest payment date next preceding the date of authentication hereof to which interest has been paid on the bonds of this series, or if the date of authentication thereof is prior to July 15, 2025, then from January 13, 2025, or if the date of authentication hereof is an interest payment date to which interest is being paid or a date between the record date for any such interest payment date and such interest payment date, then from such interest payment date. Both principal and interest shall be payable at the office or agency of the Company in the Borough of Manhattan, New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

Interest on the bonds of 2025 Series A shall be computed on the basis of a 360-day year consisting of twelve 30-day months, and with respect to any period less than a full month, on the basis of the actual number of days elapsed for such period.

Each installment of interest hereon (other than overdue interest) shall be payable to the person who shall be the registered owner of this bond at the close of business on the record date, which shall be the January 1 or July 1, as the case may be, next preceding the interest payment date, or, if such January or July 1 shall be a legal holiday or a day on which banking institutions in the Borough of Manhattan, New York, New York, are authorized by law to close, the next preceding day which shall not be a legal holiday or a day on which such institutions are so authorized to close.

Reference is hereby made to the further provisions of this bond set forth on the reverse hereof, including without limitation provisions in regard to the call and redemption and the registration of transfer and exchangeability of this bond, and such further provisions shall for all purposes have the same effect as though fully set forth in this place.

This bond shall not become or be valid or obligatory until the certificate of authentication hereon shall have been signed by Deutsche Bank Trust Company Americas (f/k/a Bankers Trust Company and hereinafter with its successors as defined in the Mortgage hereinafter referred to, generally called the Trustee), or by such a successor.

IN WITNESS WHEREOF, The Connecticut Light and Power Company, doing business as Eversource Energy, has caused this bond to be executed in its corporate name and on its behalf by its Assistant Treasurer-Corporate Finance and Cash Management by her signature or a facsimile thereof, and its corporate seal to be affixed or imprinted hereon and attested by the manual or facsimile signature of its Secretary.

Dated as of January 13, 2025

THE CONNECTICUT LIGHT AND POWER COMPANY doing business as EVERSOURCE ENERGY

By:
Emilie G. O’Neil
Assistant Treasurer-Corporate Finance
and Cash Management

Attest:

Florence J. Iacono
Secretary

[FORM OF TRUSTEE’S CERTIFICATE]

Deutsche Bank Trust Company Americas hereby certifies that this bond is one of the bonds described in the within mentioned Mortgage.

DEUTSCHE BANK TRUST COMPANY AMERICAS f/k/a BANKERS TRUST COMPANY, TRUSTEE

Dated as of January 13, 2025	By:
Name:
		Title:	Authorized Officer

[FORM OF BOND]

[REVERSE]

THE CONNECTICUT LIGHT AND POWER COMPANY

doing business as EVERSOURCE ENERGY

4.95% FIRST AND REFUNDING MORTGAGE BOND, 2025 Series A,

DUE 2030

This bond is one of an issue of bonds of the Company, of an unlimited authorized amount of coupon bonds or registered bonds without coupons, or both, known as its First and Refunding Mortgage Bonds, all issued or to be issued in one or more series, and is one of a series of said bonds limited in principal amount to Four Hundred Million Dollars ($400,000,000), consisting only of registered bonds without coupons and designated “4.95% First and Refunding Mortgage Bonds, 2025 Series A, due 2030” all of which bonds are issued or are to be issued under, and equally and ratably secured by, a certain Indenture of Mortgage and Deed and Trust dated as of May 1, 1921, and by ninety-four Supplemental Indentures dated respectively as of May 1, 1921, February 1, 1924, July 1, 1926, June 20, 1928, June 1, 1932, July 1, 1932, July 1, 1935, September 1, 1936, October 20, 1936, December 1, 1936, December 1, 1938, August 31, 1944, September 1, 1944, May 1, 1945, October 1, 1945, November 1, 1949, December 1, 1952, December 1, 1955, January 1, 1958, February 1, 1960, April 1, 1961, September 1, 1963, April 1, 1967, May 1, 1967, January 1, 1968, October 1, 1968, December 1, 1969, January 1, 1970, October 1, 1970, December 1, 1971, August 1, 1972, April 1, 1973, March 1, 1974, February 1, 1975, September 1, 1975, May 1, 1977, March 1, 1978, September 1, 1980, October 1, 1981, June 30, 1982, October 1, 1982, July 1, 1983, January 1, 1984, October 1, 1985, September 1, 1986, April 1, 1987, October 1, 1987, November 1, 1987, April 1, 1988, November 1, 1988, June 1, 1989, September 1, 1989, December 1, 1989, April 1, 1992, July 1, 1992, October 1, 1992, July 1, 1993, July 1, 1993, December 1, 1993, February 1, 1994, February 1, 1994, June 1, 1994, October 1, 1994, June 1, 1996, January 1, 1997, May 1, 1997, June 1, 1997, June 1, 1997, May 1, 1998, May 1, 1998, September 1, 2004, September 1, 2004, April 1, 2005, June 1, 2006, March 1, 2007, September 1, 2007, May 1, 2008, February 1, 2009, October 1, 2011, January 1, 2013, April 1, 2014, May 1, 2015, November 1, 2015, March 1, 2017, August 1, 2017, March 1, 2018, March 1, 2019, September 1, 2019, December 1, 2020, June 1, 2021, January 1, 2023, July 1, 2023, January 1, 2024 and August 1, 2024 (said Indenture of Mortgage and Deed of Trust and Supplemental Indentures being collectively referred to herein as the “Mortgage”), all executed by the Company to Deutsche Bank Trust Company Americas f/k/a Bankers Trust Company, as Trustee, all as provided in the Mortgage to which reference is made for a statement of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders of the bonds in respect thereof and the terms and conditions upon which the bonds may be issued and are secured; but neither the foregoing reference to the Mortgage nor any provision of this bond or of the Mortgage shall affect or impair the obligation of the Company, which is absolute, unconditional and unalterable, to pay at the maturities herein provided the principal of and interest on this bond as herein provided. The principal of this bond may be declared or may become due on the conditions, in the manner and at the time set forth in the Mortgage, upon the happening of an event of default as in the Mortgage provided. The Mortgage was amended and restated in its entirety on April 7, 2005 in the form set forth in Schedule C to the Supplemental Indenture dated as of April 1, 2005.

This bond is transferable by the registered holder hereof in person or by attorney upon surrender hereof at the office or agency of the Company in the Borough of Manhattan, New York, New York, together with a written instrument of transfer in approved form, signed by the holder, and a new bond or bonds of this series for a like principal amount in authorized denominations will be issued in exchange, all as provided in the Mortgage. Prior to due presentment for registration of transfer of this bond the Company and the Trustee may deem and treat the registered owner hereof as the absolute owner hereof, whether or not this bond be overdue, for the purpose of receiving payment and for all other purposes, and neither the Company nor the Trustee shall be affected by any notice to the contrary.

This bond is exchangeable at the option of the registered holder hereof upon surrender hereof, at the office or agency of the Company in the Borough of Manhattan, New York, New York, for an equal principal amount of bonds of this series of other authorized denominations, in the manner and on the terms provided in the Mortgage.

Bonds of this series are to be issued initially under a book-entry only system and, except as hereinafter provided, registered in the name of The Depository Trust Company, New York, New York (“DTC”) or its nominee, which shall be considered to be the holder of all bonds of this series for all purposes of the Mortgage, including, without limitation, payment by the Company of principal of and interest on such bonds of this series and receipt of notices and exercise of rights of holders of such bonds of this series. There shall be a single bond of this series which shall be immobilized in the custody of DTC with the owners of book-entry interests in bonds of this series (“Book-Entry Interests”) having no right to receive bonds of this series in the form of physical securities or certificates. Ownership of Book-Entry Interests shall be shown by book-entry on the system maintained and operated by DTC, its participants (the “Participants”) and certain persons acting through the Participants. Transfers of ownership of Book-Entry Interests are to be made only by DTC and the Participants by that book-entry system, the Company and the Trustee having no responsibility therefor so long as bonds of this series are registered in the name of DTC or its nominee. DTC is to maintain records of positions of Participants in bonds of this series, and the Participants and persons acting through Participants are to maintain records of the purchasers and owners of Book-Entry Interests. If DTC or its nominee determines not to continue to act as a depository for the bonds of this series in connection with a book-entry only system, another depository, if available, may act instead and the single bond of this series will be transferred into the name of such other depository or its nominee, in which case the above provisions will continue to apply to the new depository. If the book-entry only system for bonds of this series is discontinued for any reason, upon surrender and cancellation of the single bond of this series registered in the name of the then depository or its nominee, new registered bonds of this series will be issued in authorized denominations to the holders of Book-Entry Interests in principal amounts coinciding with the amounts of Book-Entry Interests shown on the book-entry system immediately prior to the discontinuance thereof. Neither the Trustee nor the Company shall be responsible for the accuracy of the interests shown on that system.

As provided in the Supplemental Indenture, this bond shall be subject to redemption prior to maturity as follows:

Prior to the Par Call Date, the Company may redeem the bonds of 2025 Series A at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount of the bonds of 2025 Series A to be redeemed and rounded to three decimal places) equal to the greater of:

(1)(a) the sum of the present values of the remaining scheduled payments of principal and interest on the bonds of 2025 Series A discounted to the redemption date (assuming the bonds of 2025 Series A matured on the Par Call Date) on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 10 basis points less (b) interest accrued to the date of redemption, or

(2) 100% of the principal amount of the bonds of 2025 Series A being redeemed,

plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.

On or after the Par Call Date the Company may redeem the bonds of 2025 Series A at its option in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the bonds of 2025 Series A being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

“Par Call Date” means December 15, 2029 (the date that is one month prior to the maturity date of the bonds of 2025 Series A).

“Treasury Rate” means, with respect to any redemption date, the rate per annum determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date, and one with a maturity date following the Par Call Date the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. The Trustee shall have no responsibility to calculate the redemption price.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of bonds of 2025 Series A to be redeemed.

In the case of a partial redemption, selection of the bonds of 2025 Series A for redemption will be made by lot or pursuant to the applicable depositary’s procedures. No bonds of a principal amount of $2,000 or less will be redeemed in part. If any bond of 2025 Series A is to be redeemed in part only, the notice of redemption that relates to such bond of 2025 Series A will state the portion of the principal amount of the bonds of 2025 Series A to be redeemed. A new bond of 2025 Series A in a principal amount equal to the unredeemed portion of such bond of 2025 Series A will be issued in the name of the holder of the bond of 2025 Series A upon surrender for cancellation of the original bond of 2025 Series A. For so long as the bonds of 2025 Series A are held by DTC (or another depositary), the redemption of the bonds of 2025 Series A shall be done in accordance with the policies and procedures of the depositary.

On and after the redemption date interest will cease to accrue on the bonds of 2025 Series A or portions thereof called for redemption. Prior to any redemption date, the Company is required to deposit with a paying agent money sufficient to pay the redemption price of and accrued interest on the bonds of 2025 Series A to be redeemed on such date.

Any redemption may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, the completion or occurrence of a related transaction or event, as the case may be, and any notice of redemption made in connection with a related transaction or event may, at the Company’s discretion, be given prior to the completion or the occurrence thereof. If such redemption is subject to satisfaction of one or more conditions precedent, such notice will describe each such condition, and if applicable, will state that, at the Company’s discretion, the redemption date may be delayed until such time (including more than 60 days after the date the notice of redemption was mailed or delivered, including by electronic transmission) as any or all such conditions are satisfied (or waived by the Company in its sole discretion), or that such redemption may not occur and such notice may be rescinded in the event that any or all such conditions are not satisfied (or waived by the Company in its sole discretion) by the redemption date, or by the redemption date as so delayed, or that such notice may be rescinded at any time in the Company’s discretion if in its good faith judgment any or all of such conditions will not be satisfied. If any such condition precedent has not been satisfied, the Company shall provide written notice prior to the close of business on the business day immediately prior to the redemption date. Upon receipt of such notice, the notice of redemption shall be rescinded or delayed, and the redemption of the bonds of 2025 Series A shall be rescinded or delayed as provided in such notice.

If this bond is called for redemption in whole or in part and payment is duly provided as specified in the Indenture, this bond, or the part thereof so called, shall cease to be entitled to the security of the Indenture, and from and after the date fixed in the call for such redemption, interest shall cease to accrue on this bond, or on such part so called; and if less than the whole principal amount hereof shall be called, the registered owner hereof shall, in addition to the sums payable on account of the part called, be entitled, at his option, to receive on surrender hereof one or more bonds of this series, of an aggregate principal amount equal to that part of the principal amount hereof not called and paid, or to present this bond for the notation hereon by the Trustee (or to make such notation in accordance with an agreement for payment of principal filed with the Trustee as provided in this bond) of the payment of the part of the principal amount hereof then called and paid.

The Mortgage provides that the Company and the Trustee, with consent of the holders of not less than 66-2/3% in aggregate principal amount of the bonds at the time outstanding which would be affected by the action proposed to be taken, may by supplemental indenture add any provisions to or change or eliminate any of the provisions of the Mortgage or modify the rights of the holders of the bonds and coupons issued thereunder; provided, however, that without the consent of the holder hereof no such supplemental indenture shall affect the terms of payment of the principal of or interest or premium on this bond, or reduce the aforesaid percentage of the bonds the holders of which are required to consent to such a supplemental indenture, or permit the creation by the Company of any mortgage or pledge or lien in the nature thereof ranking prior to or equal with the lien of the Mortgage or deprive the holder hereof of the lien of the Mortgage on any of the property which is subject to the lien thereof.

As set forth in the Supplemental Indenture establishing the terms and series of the bonds of this series, each holder of a bond of 2025 Series A, solely by virtue of its acquisition thereof, including as an owner of a book-entry interest therein, has and has been deemed to have consented, without the need for any further action or consent by such holder, to the amendment and restatement of the Mortgage in the form set forth in Schedule C appended to the Supplemental Indenture dated as of April 1, 2005.

No recourse shall be had for the payment of the principal of or the interest on this bond, or any part thereof, or for any claim based thereon or otherwise in respect thereof, to any incorporator, or any past, present or future stockholder, officer or director of the Company, either directly or indirectly, by virtue of any statute or by enforcement of any assessment or otherwise, and any and all liability of the said incorporators, stockholders, officers or directors of the Company in respect to this bond is hereby expressly waived and released by every holder hereof.

SCHEDULE B

PROPERTY SUBJECT TO THE LIEN OF THE MORTGAGE

CL&P FEE ACQUISITIONS

(8/3/2024-1/5/2025)

CL&P Fee Acquisitions
Grantor	Street	Town	ST	Date Recorded	Book	Page	Closed
DESRI Gravel Pit Land Holdings, LLC	Windsorville Road	East Windsor	CT	9/20/24	461	488	9/20/24

Connecticut Light and Power Company purchased the fee simple interest in a 2.182-acre property from DESRI Gravel Pit Land Holdings, LLC. The property will be utilized by the Company as two separate parcels: 1.226 acres will be used as a switchyard parcel, and the remaining .956 acres will be used as a transmission line parcel. The Warranty Deed was recorded in the East Windsor Land Records on September 20, 2024, in Book 461, Page 488.

CL&P NON-DISTRIBUTION EASEMENTS

(8/3/2024-1/5/2025)

CL&P Non-Distribution Easements				Recording Information
Grantor	Street	Town	ST	Date Recorded	Book	Page	Closed
Kelly L Fitch	116 Webb Circle	Monroe	CT	10/4/24	2228	802	9/17/24
Lupe A Maybeck L/U Christopher A Maybeck	297 Soundview Avenue	Shelton	CT	8/28/24	4239	40	8/8/24
Nora Girardin	365 Main Street	Bristol	CT	pending			11/20/24
Our Lady of Fatima Roman Catholic Church Corporation of Hartford	15-H Madison Avenue	Hartford	CT	10/4/24	8310	316	8/29/24
DESRI Gravel Pit Land Holdings, LLC	Windsorville Road	East Windsor	CT	9/20/24	461	492	9/20/24

CL&P DISTRIBUTION EASEMENTS

(7/20/2024-1/5/2025)

State	Grantor Name	CL&P File No.	Date Recorded	Book/Page	City/Town
CT	Ox Master Tenant, LLC	E2029	8/13/24	705/592	Montville
CT	THEODORE R. & JILL D. HARTENSTEIN	E23059	9/16/24	693/864	Old Saybrook
CT	Town of Old Saybrook	E23059	9/16/24	693/862	Old Saybrook
CT	SF WH Property Owner LLC	E23084	8/29/24	5323/1205	West Hartford
CT	The Standard at Four Corners, LLC	E23093	7/22/24	845/725	Mansfield
CT	American School for the Deaf at Hartford	E23105	8/30/24	5324/149	West Hartford
CT	BC Investment Properties, LLC	E23111	11/21/24	1396/863	Branford
CT	LEONARD F. SMITH, JR.	E23132	7/24/24	3814/682	Glastonbury
CT	Rejean Realty, Inc.	E23165	9/10/24	3817/555	Glastonbury
CT	NetSpeed, LLC (Assignment)	E23182	8/19/24	1391/535	Branford
CT	ERNEST J. JACQUES, JR.	E23191	9/30/24	3818/619	Glastonbury
CT	Fieldstone Ridge, LLC	E23193	11/21/24	1656/258	Tolland
CT	Capitol Ventures, LLC	E23193	11/21/24	1656/262	Tolland
CT	EG Shoreline2, LLC	E24008	10/4/24	861/594	Stonington
CT	Jan Sola Walzer	E24019	10/7/24	2295/41	Madison
CT	Eagleville Green LLC	E24033	8/13/24	846/267	Mansfield
CT	Charles Coleman and Ashley Coleman	E24041	10/25/24	1971/473	Windsor
CT	Donville Riley and Janet Riley	E24041	10/25/24	1971/471	Windsor
CT	1 Mosey LLC	E24049	8/2/24	2227/228	Bloomfield
CT	Housing Authority of the City of Hartford	E24053	11/7/24	8322/252	Hartford
CT	Westford Development, LLC	E24057	7/23/24	81/214	Eastford
CT	Cleary Group, LLC	E24064	8/26/24	1066/269	Thompson
CT	Tetreault Building Company, LLC	E24067	8/7/24	730/262	Brooklyn
CT	Dijon, LLC	E24068	11/27/24	1973/512	Windsor
CT	Pall Corporation	E24077	10/3/24	865/1006	Putnam
CT	James A. Portley	E24078	11/6/24	2295/1023	Madison
CT	City of Middletown	E24081	9/4/24	2104/689	Middletown
CT	John P. & Erin S. Crowley	E24082	11/6/24	707/1086	Montville
CT	John M. & Lynette S. Crowley	E24082	11/6/24	707/1088	Montville
CT	City of Middletown	E24084	9/4/24	2104/691	Middletown
CT	Stephen D. Williams	E24085	7/25/24	1648/204	Tolland
CT	Plainfield Garages & Storage, LLC	E24088	7/25/24	623/342	Plainfield
CT	Town of Montville	E24090	9/19/24	706/738	Montville
CT	JB's Incorporated	E24091	10/15/24	650/949	East Hampton
CT	Rick J. Cheevers	E24091	10/15/24	650/951	East Hampton
CT	Town of Deep River	E24092	9/18/24	261/103	Deep River
CT	22A Limewood Avenue LLC	E24094	10/2/24	1393/677	Branford
CT	Timothy Crowl and Elizabeth A. Crowl (Assignment)	E24095	10/17/24	276/982	Marlborough
CT	Lucky Nine LLC	E24096	8/1/24	1113/188	East Lyme
CT	Rocky Hill Gateway LLC	E24097	10/8/24	764/261	Rocky Hill
CT	Southern New England Telephone Company (Assignment)	E24099	8/2/24	297/595	Killingworth
CT	Tripp Hollow Investments, LLC & Meehan BuiLders, LLC	E24100	8/20/24	731/246	Brooklyn
CT	Keith J. Kuckert	E24101	8/19/24	275/25	Canterbury

CT	Kevin M. Kuckert and Amy M. Golas	E24101	8/19/24	275/27	Canterbury
CT	Hilltop Properties, LLC (Modification)	E24104	10/31/24	732/107	Woodstock
CT	Steven C Foster, Ryan M Foster, Benjamin J Foster & Jason Beebe	E24107	9/9/24	462/984	Old Lyme
CT	Clifton B. Chapman	E24111	8/22/24	2855/756	Vernon
CT	Wellington At Madison LLC	E24112	10/4/24	2294/1087	Madison
CT	Town of Madison	E24113	10/29/24	2295/858	Madison
CT	Town of Haddam (Reliability)	E24117	10/3/24	428/785	Haddam
CT	Connecticut On-Line Computer Center, Inc.	E24119	10/28/24	798/200	Avon
CT	185 Recycling Way LLC	E24121	8/28/24	1393/647	Willimantic
CT	Business Park Realty LLC	E24123	8/28/24	1392/89	Branford
CT	101 Lynde LLC & 109 Lynde LLC	E24126	8/26/24	693/338	Old Saybrook
CT	Green Planet Company (Assignment)	E24127	11/5/24	1024/535	Guilford
CT	Carl H. Wies, Trustee	E24129	10/10/24	1394/284	Branford
CT	Town of Vernon	E24132	10/17/24	2858/167	Vernon
CT	Keith M. Crehan	E24134	10/24/24	358/720	Essex
CT	Southern New England Telephone Company (Assignment)	E24142	8/13/24	224/162	Preston
CT	182-186 West Main Street Avon, LLC	E24145	10/15/24	797/1020	Avon
CT	Bubbles Laundry Spa, LLC	E24152	10/16/24	626/566	Plainfield
CT	Mariner's Landing, LLC	E24154	10/25/24	1395/216	Branford
CT	Mariner's Landing, LLC (Assignment)	E24154	10/25/24	1395/218	Branford
CT	Renee A. Salafia and Michael Salafia	E24157	11/15/24	1024/960	Guilford
CT	205 Baker Hollow Road Investors LLC	E24158	10/4/24	1970/761	Windsor
CT	799 Spruce Brook Road, LLC	E24159	11/12/24	2108-935	Middletown
CT	799 Spruce Brook Road, LLC	E24159	11/12/24	830/316	Berlin
CT	City of Middletown	E24167	11/5/24	2108/663	Middletown
CT	Empower Realty Group, LLC	E24172	11/14/24	765/309	Rocky Hill
CT	1039 East Main, LLC	W22171	11/8/24	13420/93	Stamford
CT	Chet Doheny & Jessica Doheny	W22184	9/26/24	930/26	Prospect
CT	Carrier Holdings, LLC	W22204	9/10/24	1277/1010	Farmington
CT	Town of Darien	W22236	9/30/24	1767/1025	Darien
CT	Town of Darien	W22237	9/30/24	1767/1029	Darien
CT	Town of Darien	W22238	9/30/24	1767/1027	Darien
CT	L&D Middletown Realty, LLC	W23026	8/20/24	2192/550	New Britain
CT	City of Bristol	W23091	7/24/24	2290/530	Bristol
CT	City of Bristol (Assignment)	W23091	8/13/24	2292/134	Bristol
CT	Husted Commons, LLC & Thomas A. Sanseverino	W23110	10/8/24	1092/897	New Canaan
CT	Savings Bank of Danbury	W23128	10/16/24	2703/1144	Danbury
CT	COURTNEY RAULT AND JOSEPH RAULT	W23177	8/29/24	8357/136	Greenwich
CT	DT Connecticut Commons LLC	W23178	10/20/24	676/1058	Plainville
CT	29 Joray Owner, LLC	W23196	10/23/24	221/495	Sharon
CT	Timothy Clement and Suzanne Clement	W23209	11/12/24	221/586	Sharon
CT	Edward J. Jacobs	W23221	11/6/24	221/576	Sharon
CT	Susie Crippen, Trustee	W23222	9/5/24	124/643	Morris
CT	504 Main Street LLC	W24010	7/24/24	1275/911	Farmington
CT	BDC Holdings Inc.	W24014	7/22/24	2171/293	Wethersfield
CT	BDC Holdings Inc.	W24014	7/22/24	2406/67	Newington
CT	AA Denorfia Building & Development LLC	W24018	8/26/24	2408/163	Newington

CT	Barry Place Holdco LLC	W24024	7/26/24	13366/270	Stamford
CT	The Greenwich Country Day School, Incorporated (Modification)	W24030	8/20/24	8354/317	Greenwich
CT	Toll Northeast V Corp. & The Reserve Master Association, Inc.	W24039	11/4/24	2705/1170	Danbury
CT	The Reserve Master Association, Inc. & Toll Northeast V Corp.	W24039	11/4/24	2705/1173	Danbury
CT	Continental Family Holdings, LLC	W24043	8/19/24	13378/77	Stamford
CT	Phuong Tran & Khiem Tran	W24048	8/26/24	566/387	Wolcott
CT	Star City West Main LLC	W24056	10/9/24	5538/183	Meriden
CT	Delamar Westport LLC	W24061	7/25/24	4341/227	Westport
CT	Charles T. Dowling & Sophie M. Dowling	W24065	10/24/24	8375/229	Greenwich
CT	Willowmere Association	W24065	10/24/24	8375/231	Greenwich
CT	SE Middle LLC	W24066	8/15/24	2292/370	Bristol
CT	Belden House Holdings, LP	W24067	11/12/24	414/739	Litchfield
CT	Borough of Naugatuck	W24068	11/19/24	1149/673	Naugatuck
CT	City of Meriden	W24086	10/7/24	5538/88	Meriden
CT	1620 PRE Associates, LLC	W24091	9/3/24	4343/125	Westport
CT	MDG Middlebury LLC	W24098	11/13/24	344/772	Middlebury
CT	Quality Contracting, LLC	W24102	8/6/24	565/1004	Wolcott
CT	311 NB Plainville LLC	W24103	7/23/24	674/229	Plainville
CT	Bailey Rail and Granary, LLC	W24106	9/3/24	1170/564	Ridgefield
CT	Silicon Ranch Corporation	W24107	11/25/24	414/892	Litchfield
CT	TRP Farms LLC	W24110	9/19/24	467/969	Woodbury
CT	Ellis Street Mill LLC	W24113	9/10/24	2194/47	New Britain
CT	TCHE Properties LLC	W24115	8/29/24	833/205	Brookfield
CT	Infinitive Property Services, LLC, Nova Developers, LLC, Alec J. Iurato & Angelina Ventrella and Michael Salice, Trustees	W24116	9/25/24	396/182	Burlington
CT	Alec J. Iurato	W24116	9/24/24	2295/1097	Bristol
CT	Bee Street Apartments, LLC	W24120	9/12/24	5535/462	Meriden
CT	Brunswick School, Inc.	W24127	8/9/24	8350/110	Greenwich
CT	Durham Agricultural Fair Association Incorporated	W24129	11/7/24	306/1195	Durham
CT	5 Kettle Creek Road LLC	W24135	9/5/24	675/282	Weston
CT	Alexander J. Thomson and Kimberly A. Thomson	W24136	10/29/24	182/515	Sherman
CT	Frank McCann and Janis McCann	W24141	9/10/24	323/938	New Hartford
CT	Goshen Agricultural Society Incorporated	W24143	11/26/24	206/490	Goshen
CT	Pane Road 67, LLC	W24152	7/31/24	2406/800	Newington
CT	CHHF, LLC & HB Capital LLC	W24153	9/25/24	13399/167	Stamford
CT	NHSNH Hart LLC	W24172	11/21/24	2200/316	New Britain
CT	100E Putnam LLC	W24173	11/18/24	8384/17	Greenwich
CT	80 South Road LLC	W24176	9/27/24	1278/885	Farmington
CT	Fourth Quarry Associates, LLC	W24184	10/9/24	834/508	Brookfield
CT	Belden Hill, LLC	W24186	11/21/24	2576/298	Wilton
CT	Berlin RE Development LLC	W24195	10/30/24	1148/738	Naugatuck
CT	68 Whiting Street LLC	W24201	10/30/24	677/123	Plainville
CT	Joseph T. V. Sangermano	E24186	12/11/24	629/196	Plainfield
CT	Joseph T. V. Sangermano (Assignment)	E24186	12/11/24	629/198	Plainfield
CT	Kautilya East Hartford Hotel LLC	E24027	12/10/24	4257/484	East Hartford
CT	Michael T. Cusa & Helen R. Cusa; David A. Lebow & Betsey Ladd Lebow; Matthew L. Messinger & Martin C. St. Martin; Robert A. Shapiro, Trustee; Jane G. Shapiro Trustee; Jan Thronsen FR	W23047	9/24/24	4344/791	Westport

CT	Mihel II LLC	E23027	7/3/24	1825/21	Cromwell
CT	FW CT-CORBINS CORNER SHOPPING CENTER LLC	E23178	6/10/24	5317/1045	West Hartford
CT	Barbara Fisher, Trustee (Assignment)	E24027	7/17/24	1019/1153	Guilford
CT	Danny LeGare and Liza LeGare	E23057	5/1/24	3050/21	South Windsor
CT	The Farms at Stony Hill, LLC	W23166	6/20/24	1180/463	Bethel
CT	Gold Coast Properties CT 1	W23175	6/24/24	2404/258	Newington
CT	551 W-J, LLC	W23211	7/15/24	3231/138	Cheshire
CT	Shuttle Meadow Development LLC	W24059	7/15/24	826/950	Berlin
CT	Borough of Naugatuck	W24085	7/18/24	1142/536	Naugatuck
CT	1035 Cooke Street, LLC	W24095	7/2/24	564/957	Wolcott